Aflac Incorporated 2024 Form 10-K
EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-281977, 333-271561, and 333-273722) on Form S-3 and (No. 333-115105, 333-135327, 333-158969, 333-161269, 333-202781, 333-219888, and 333-245702) on Form S-8; of our reports dated February 26, 2025, with respect to the consolidated financial statements of Aflac Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Atlanta, Georgia
February 26, 2025